RESTATED ARTICLES OF INCORPORATION
                                       OF
                      ALFORD REFRIGERATED WAREHOUSES, INC.
                                (With Amendments)


         Pursuant to the provisions of the Texas Business Corporation Act, Alford Refrigerated Warehouses, Inc., a Texas corporation (the "Corporation"), hereby adopts these Restated Articles of Incorporation (the "Restated Articles"), which accurately reflect the original Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the "Original Articles") and as further amended by such Restated Articles as hereinafter set forth and which contain no other change in any provision thereof.

                                    ARTICLE I
                                    ---------

         The name of the Corporation is Alford Refrigerated Warehouses, Inc.

                                   ARTICLE II
                                   ----------

         The Original Articles of the Corporation are amended by these Restated Articles as follows: (a) ARTICLE THREE is deleted in its entirety and restated to provide for less than unanimous consent of shareholders; (b) ARTICLE FIVE is amended to reflect the current directors of the Corporation; (c) ARTICLE SIX is amended and restated in its entirety to increase the number of authorized shares of Common Stock, provide for blank check Preferred Stock and to change the par value of shares; (d) ARTICLE SEVEN is deleted in its entirety and restated to provide for majority voting on all matters; (e) ARTICLE TWELVE is amended and restated in its entirety to address director liability; (f) a new ARTICLE
THIRTEEN is added to address interested directors; and (g) a new ARTICLE FOURTEEN is added to set forth indemnification provisions.

                                   ARTICLE III
                                   -----------

         Each such amendment and addition made by these Restated Articles has been effected in conformity with the provisions of the Texas Business Corporation Act, and these Restated Articles and each such amendment made by these Restated Articles were duly adopted and approved by the Board of Directors of the Corporation as of November 23, 1998.

                                   ARTICLE IV
                                   ----------

         The number of shares of capital stock of the Corporation outstanding and entitled to vote at the time of such adoption was 10,000 shares of Common Stock, no par value per share.

                                    ARTICLE V
                                    ---------

         The holder of all of the issued and outstanding shares of Common Stock of the Corporation entitled to vote on the foregoing amendments approved and adopted such amendments by written consent dated November 23, 1998.

                                   ARTICLE VI
                                   ----------

         Each share of Common Stock, no par value per share, issued and outstanding immediately prior to effecting the change in par value, will be automatically converted into one share of Common Stock, $0.01 par value per share, upon effecting the change in par value.

                                   ARTICLE VII
                                   -----------

         Due to the change in par value of Common Stock of the Corporation from no par value per share to $0.01 par value per share, the stated capital of the Corporation shall be changed from $3,360,000.00 to $100.00.

                                  ARTICLE VIII
                                  ------------

         The Original Articles are hereby superseded by the following Restated Articles, which accurately copy the entire text thereof as amended as set forth above:

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                      ALFORD REFRIGERATED WAREHOUSES, INC.


                                   ARTICLE ONE
                                   -----------

         The name of the Corporation is Alford Refrigerated Warehouses, Inc.

                                   ARTICLE TWO
                                   -----------

         The purposes for which the Corporation is organized is to transact any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE THREE
                                  -------------

         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                  ARTICLE FOUR
                                  ------------

         The period of the Corporation's duration is perpetual.

                                  ARTICLE FIVE
                                  ------------

         The number of directors constituting the current Board of Directors is three, and the name and address of each person who is to serve as a director until the next annual meeting of the shareholders or until his successor is elected and qualified are:

                  Name                                             Address
                  ----                                             -------

         Joseph Y. Robichaud                                 318 Cadiz Street
                                                             Dallas, Texas 75207

         Kenneth N. Tomilson                                 318 Cadiz Street
                                                             Dallas, Texas 75207

         James C. Williams                                   318 Cadiz Street
                                                             Dallas, Texas 75207

                                   ARTICLE SIX
                                   -----------

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000), of which (a) Fifty Million (50,000,000) shares shall be designated as Common Stock, par value $0.01 per share and (b) Five Million (5,000,000) shares shall be undesignated Preferred Stock, par value $0.01 per share.

         The  following  is  a  statement  of  the  designations,   preferences,
limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                                  COMMON STOCK

         (1) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (2) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

         (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock and, if and to the extent specified in the designations of preferred stock, the holders of Preferred Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them plus the number of shares of Common Stock into which their Preferred Stock is convertible. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation; provided, however, the foregoing shall not affect the rights of the holders of Preferred Stock to receive any liquidation preference or other amount to which they are entitled under the designations of Preferred Stock.

                                 PREFERRED STOCK

         (4) Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law and provided by the applicable protective provisions contained in these Articles of Incorporation, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each such series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each such series and the variations of the relative rights and preferences as between such series, and to increase and to decrease the number of shares constituting each such series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each such series shall include, but shall not be limited to, the authority to determine the following:

                  (a) The designation of such series;

                  (b) The number of shares initially constituting such series;

                  (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series;

                  (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

                  (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation unless otherwise expressly provided in the designation of such series;

                  (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

                  (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

                  (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

                  (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

                  (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

                  (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Six or the limitations provided by law.

         (5) Except as otherwise required by law or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

                                     GENERAL

         (6) The Board of Directors of the Corporation is hereby expressly empowered, subject to the limitations provided by law, to authorize the Corporation to pay share dividends on any class or series of capital stock of the Corporation (whether now or hereafter authorized) payable in shares of the same or any other class or series of capital stock of the Corporation (whether now or hereafter authorized) or any combination thereof.

                                  ARTICLE SEVEN
                                  -------------

         Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of 50% of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than 50% of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than 50% of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Seven shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these Articles of Incorporation; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

         Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

         Except as otherwise provided in this Article Seven or as otherwise required by the Texas Business Corporation Act or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

         Nothing  contained  in  this  Article  Seven  is  intended  to  require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of these Articles of Incorporation, the bylaws of the Corporation, or by the Texas Business Corporation Act or other applicable law.

                                  ARTICLE EIGHT
                                  -------------

         The street office address of the Corporation's registered office is 318 Cadiz Street, Dallas, Texas 75207, and the name of its registered agent at such address is James C. Williams.

                                  ARTICLE NINE
                                  ------------

         Cumulative voting in the election of directors is expressly prohibited.

                                   ARTICLE TEN
                                   -----------

         No shareholder of the Corporation will by reason of his holding shares of stock of the Corporation have any preemptive rights to purchase or subscribe to any shares of any class of stock of the Corporation, or any notes, debentures, bonds, warrants, options or other securities of the Corporation, now or hereafter to be authorized.

                                 ARTICLE ELEVEN
                                 --------------

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00).

                                 ARTICLE TWELVE
                                 --------------

         To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Twelve does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

     (1) a breach of the director's duty of loyalty to the Corporation or its shareholders;

     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

     (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         Any repeal or amendment of this Article Twelve by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Twelve, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act.

                                ARTICLE THIRTEEN
                                ----------------

         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

                                ARTICLE FOURTEEN
                                ----------------

         The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Fourteen is in effect.

Any repeal or amendment of this Article Fourteen shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Article Fourteen. Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

         To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article Fourteen shall extend to proceedings involving the negligence of such person.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

         EXECUTED this ______ day of _________________, 1998.


                                          ALFORD REFRIGERATED WAREHOUSES, INC.



                                          By:
                                               ---------------------------------
                                               James C. Williams, Vice President